Exhibit 10.1

DeGeorge Holdings Three, LLC
140 Intracoastal Pointe Drive, Suite 410
Jupiter, Florida 33477

Event of Default and Company Consent Letter

June 28, 2010

James P. Martindale,
Chief Operating Officer
Advance Display Technologies, Inc.
7334 South Alton Way, Building 14, Suite F
Centennial, Colorado 80112

Re:           Notice of Event of Default and Acceptance of Collateral in Partial Satisfaction of the Obligations (Strict Foreclosure)

Dear Mr. Martindale:

We refer to the Senior Secured Revolving Credit Agreement, dated November 6, 2008, between DeGeorge Holdings Three, LLC (“DH3”) and Advance Display Technologies, Inc. (“ADTI”), as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of June 15, 2009 (as further amended, modified or supplemented, the “Agreement”).   DH3 hereby notifies you that an Event of Default has occurred and is continuing under Section 13(f) of the Agreement by virtue of the fact that ADTI has been insolvent because: (a) its total liabilities substantially exceed the value of its total Transferred Assets; and (b) it is unable to pay all of its debts as they come due.

As such, DH3 is electing to exercise its Foreclosure Rights under Section 15 of the Agreement, as well as all other rights and remedies that it is entitled to exercise in accordance with the Loan Documents or under Applicable Law.   DH3’s decision to foreclose at this time is based upon its need to preserve the value of the Collateral, which might otherwise be irretrievably and materially diminished by ADTI’s insolvency.

On or around May 17, 2010, DH3 and ADTI engaged an independent appraisal firm (the “Appraiser”) to determine, among other things, the fair market value of ADTI’s business enterprise for purposes of completing a foreclosure.  The appraisal of the Collateral by the Appraiser is complete, and it is DH3’s intention to exercise its right to foreclose on the Collateral as permitted by Section 15 of the Agreement and in accordance with Applicable Law.  ADTI’s Obligations under the Agreement are substantially greater than the value of the Collateral and ADTI does not have any other Transferred Assets that are not included in the Collateral that could be leveraged to pay its Obligations under the Agreement.  As such, in accordance with Section 4-9-620(a) of the Uniform Commercial Code currently in effect in Colorado (the “UCC”), DH3 will accept the Collateral in partial satisfaction of the Obligations in a strict foreclosure transaction scheduled to occur on or around June 28, 2010 (the “Strict Foreclosure”), and a deficiency will be owed to DH3 for the balance of the Obligations left outstanding.   For such purposes, DH3 hereby directs ADTI to transfer, assign, sell or convey, as the case may be, the Collateral to be set forth in a strict foreclosure agreement between ADTI, DH3, and ADTI Media, LLC (“ADTI Media”), a Delaware limited liability company and wholly owned subsidiary of DH3, to ADTI Media on the effective date (the “Effective Date”) of the Strict Foreclosure.   By its signature hereto, in accordance with Section 4-9-620(a)(1) of the UCC, ADTI hereby consents to the Strict Foreclosure contemplated hereby and agrees (i) to transfer, assign, sell and convey, as applicable, such Collateral and all of ADTI’s rights and interest thereto, to ADTI Media, and (ii) to cooperate fully with DH3 and ADTI Media in completing the Strict Foreclosure by taking all action requested by DH3 or ADTI Media in connection with such Strict Foreclosure on or after the Effective Date.

DH3 hereby advises ADTI: (a) that no failure by it to exercise any right, remedy, power or privilege under any of the Loan Documents or Applicable Law shall constitute, or shall be construed as, a waiver thereof; and (b) that it reserves its rights (i) fully to invoke any and all such rights, remedies, powers and privileges under the Loan Documents and Applicable Law, and (ii) to require that all Obligations bear interest at the rate specified in the Agreement.  Nothing in this letter shall constitute, or shall be construed as, an acknowledgment or determination by DH3 that, except as described herein, no Event of Default has occurred and is continuing or that any such Event of Default has been waived.

All capitalized terms not otherwise defined herein have the meaning given to them in the Agreement.

DEGEORGE HOLDINGS THREE, LLC

By: DEGEORGE HOLDINGS III LP

By:	/s/ Lawrence F. DeGeorge
Name: Lawrence F. DeGeorge
Title: President

AGREED AND CONSENTED TO BY:

ADVANCE DISPLAY TECHNOLOGIES, INC.

By: /s/ James P. Martindale
Name: James P. Martindale
Title: Executive Vice President and
Chief Operating Officer